Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-187074, No. 333-215742, No. 333-229099 and No. 333-234003) and Form F-3 (No. 333-219961) of JOYY Inc. of our report dated April 28, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/PricewaterhouseCoopers Zhong Tian LLP

Guangzhou, the People’s Republic of China

April 28, 2021